Exhibit 22(m)(iv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT D
                                     to the
                                Distribution Plan

                             FEDERATED EQUITY FUNDS:

                         Federated Strategic Value Fund

                                 Class C Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Equity Funds with respect to the Class C Shares of the portfolios of the Trust set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of the portfolios of Federated Equity Funds held during the month.

     Witness the due execution hereof this 1st day of December, 2004.



                                    FEDERATED EQUITY FUNDS


                                    By:    /s/ J. Christopher Donahue
                                    ---------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President